Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Kimco Realty Corporation, of our report dated February 26, 2021, relating to the financial statements of Weingarten Realty Investors for the year ended December 31, 2020, appearing in the Current Report on Form 8-K/A of Kimco Realty Corporation dated August 17, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

August 17, 2021